UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2007 (September 19, 2007)

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation and Stock Option Committee of the Company (the “Committee”) approved new forms of Change in Control and Severance Agreements for the Company’s senior executive officers. The previous Change in Control and Severance Agreements between the Company and these executives needed to be revised this year in order to comply with recently finalized tax regulations relating to deferred compensation. In the course of making these required changes, the Committee evaluated the terms of the agreements and determined that it was appropriate to revise additional provisions. On the whole, the new forms of agreements are more favorable to the Company than the prior agreements. The new forms of agreements also provide greater consistency among the executives. On September 19, 2007, the Company entered into the following agreements with the following executive officers:

(1) The form of Change in Control Agreements (“Change in Control Agreements”) with each of Messrs. Wesley, Carbonari, Omtvedt, Roche, Klein and Hausberg is filed as Exhibit 10.1 to this report and incorporated by reference herein. The Change in Control Agreements state that if, subsequent to a change in control, (i) the Company terminates the executive’s employment for a reason other than disability or cause, or (ii) the executive decides to terminate his employment for good reason, the executive will receive:

(a)	2.99 multiplied by base salary, annual bonus and the annual allocation under the Company’s defined contribution plans;

(b)	Three additional years of service and earnings credit under the Company’s retirement plans and agreements; and

(c)	Three additional years of coverage under the Company’s life, health, accident, disability and other employee plans.

Payments under the Change in Control Agreements are generally made in a lump sum immediately following termination subject to a six-month delay if required by Section 409A of the Internal Revenue Code. If the special excise tax under Section 280G of the Internal Revenue Code applies, the Change in Control Agreements provide that the Company will restore amounts lost by the executive officers, except that in certain cases payments to the executive officer will be reduced in order to avoid triggering the excise tax. Any amounts payable under the Change in Control Agreements are reduced by amounts payable under the applicable severance agreements referred to below.

(2) The form of Severance Agreements for each of Messrs. Omtvedt, Roche, Klein and Hausberg is filed as Exhibit 10.2 and the Severance Agreement between the Company and Mr. Carbonari is filed as Exhibit 10.3 (collectively the “Severance Agreements”) to this report and incorporated by reference herein. The Severance Agreements provide executive officers with severance benefits if the Company terminates their employment for reasons other than disability or cause or if they terminate their employment for “good reason”. The Severance Agreements generally provide the same benefits as those described in paragraph 1 above for a termination of employment following a change in control except that the multiplier is two (three for Mr. Carbonari). The Severance Agreements provide for severance payments over a twelve month period following termination subject to a six month delay if required by Section 409A of the Internal Revenue Code.

(3) The Severance and Retirement Agreement between the Company and Norman H. Wesley, Chairman of the Board and Chief Executive Officer (“Severance Contract”), is filed as Exhibit 10.4 to this report and incorporated by reference herein. The Severance Contract, which replaces the prior severance and retirement agreement between Mr. Wesley and the Company, provides Mr. Wesley with severance benefits if the Company terminates his employment for reasons other than disability or cause or if he terminates his employment for “good reason”. The Severance Contract generally provides the same benefits as those described in paragraph 2 above except that the multiplier is three. In addition, Mr. Wesley’s Severance Contract retains a provision from his prior severance and retirement agreement that calls for his pension to be based on his highest three years of compensation.

The summaries of the Change in Control Agreements, Severance Agreements and Severance Contract above are qualified in their entirety by reference to the full text of the attached exhibits to this Form 8-K.

Item 9.01.	Exhibits.

(d)	Exhibits

The following are filed exhibits to this report pursuant to Item 5.02(e):

10.1	Form of Change in Control Agreement between the Company and each of Messrs. Wesley, Carbonari, Omtvedt, Roche, Klein and Hausberg.

10.2	Form of Severance Agreement between the Company and each of Messrs. Omtvedt, Roche, Klein and Hausberg.

10.3	Severance Agreement between the Company and Mr. Carbonari dated September 19, 2007.

10.4	Severance and Retirement Agreement between the Company and Mr. Wesley dated September 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

	By:	/s/ Mark A. Roche
	Name:	Mark A. Roche
	Title:	Senior Vice President, General Counsel and Secretary
Date: September 21, 2007

Exhibit Index

Exhibit Number	Description
10.1	Form of Change in Control Agreement between the Company and each of Messrs. Wesley, Carbonari, Omtvedt, Roche, Klein and Hausberg.

10.2	Form of Severance Agreement between the Company and each of Messrs. Omtvedt, Roche, Klein and Hausberg.

10.3	Severance Agreement between the Company and Mr. Carbonari dated September 19, 2007.

10.4	Severance and Retirement Agreement between the Company and Mr. Wesley dated September 19, 2007.